Hub International Limited
Subsidiaries as of 3/8/2006

Incorporated
Subsidiary	Under the Laws of
798676 Alberta Ltd.	Alberta, Canada
805977 Alberta Ltd.	Alberta, Canada
American Coverage Administrators, Inc.	Delaware British Columbia,

Beacon Underwriting Ltd.	Canada
Blade Premium Finance Company, Inc.	New York
Burnham Stewart Reinsurance Ltd.	Turks & Caicos
Claims Administration Corporation	Delaware
Cross Border Underwriting Services Inc.	Ontario, Canada
eBenefits Group, LLC	Connecticut
Ernst-Roy Hobbs Inc.	Quebec, Canada
Gecko Reinsurance Company, Ltd.	Bermuda
Hub (Gibraltar) Limited	Gibraltar
Hub Capital Inc.	Ontario, Canada
Hub Financial Inc.	Ontario, Canada
Hub Hungary Liquidity Management Limited Liability Company	Hungary
Hub Insurance Partners (General Partnership)	Massachusetts British Columbia,
Hub International (Brentwood) Ltd.	Canada British Columbia,
Hub International (Richmond Auto Mall) Ltd.	Canada British Columbia,
Hub International Barton Limited	Canada
Hub International Group Northeast Inc.	Delaware
Hub International Gulf South Limited	Louisiana
Hub International Midwest Limited (f/k/a Hub International of Indiana Limited)	Indiana
Hub International New England II, LLC	Massachusetts
Hub International New England III, LLC	Massachusetts
Hub International New England, LLC	Massachusetts
Hub International Northeast Limited	Delaware
Hub International Northwest LLC (f/k/a Bush, Cotton & Scott, LLC)	Washington
Hub International of California Insurance Services, Inc.	California
Hub International Ontario Limited	Ontario, Canada
Hub International Personal Insurance Ltd.	New Jersey
Hub International Quebec Limited	Quebec, Canada
Hub International Southwest Agency Limited (f/k/a Talbot Agency, Inc.)	New Mexico
British Columbia,
Hub International TOS Limited	Canada
Hub Luxemburg	Luxemburg
Hub U.S. Holdings, Inc.	Delaware
Hubacq Inc.	Ontario, Canada
Hub-BHJ Insurance, Inc.	Wyoming
MBA/BIG Management Partners, LLC	Michigan
Michigan Banker’s Insurance Center LLC	Michigan
Park Brokerage, Ltd.	Bermuda

Hub International Limited
Subsidiaries as of 3/8/2006

Incorporated
Subsidiary	Under the Laws of
Pension Services, Inc.	New Mexico
Personal Lines Insurance Brokerage of Massachusetts, Inc.	Massachusetts
Program Brokerage Corporation	Delaware
Satellite Acquisition Corporation	Washington
Spectrum Financial Services, Inc.	Massachusetts
Talbot — Northern New Mexico Insurance Agency, Inc.	New Mexico
Talbot Agency of Arizona, Inc.	Arizona
Talbot Financial Corporation	Washington
Talbot Financial Services of Hawaii, Inc.	Hawaii
THB Intermediaries, Inc.	New York
The Wholesale Insurance Group Inc.	Ontario, Canada